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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the use of our report dated January 10, 2001, included in this Current Report on Form 8-K/A of World Access, Inc. dated January 16, 2001, with respect to the consolidated financial statements of Communications Telesystems International d.b.a. WORLDxCHANGE Communications for the year ended September 30, 2000.


                                        /s/ ERNST & YOUNG LLP
                                        ----------------------------------------

San Diego, California
January 10, 2001